Seneca Foods Reports Net Sales Increase of $25.0 Million for the Quarter Ended December 28, 2013

MARION, N.Y. January 29, 2014 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported for  the third quarter of 2014, net earnings of $6.8 million, or $0.61 per diluted share, compared to $14.8 million, or $1.32 per diluted share, in the fiscal third quarter of 2013.   Net sales for the third quarter ended December 28, 2013 increased from the third quarter ended December 29, 2012 by 5.5%, or $25.0 million to $477.7 million.  The increase is attributable to favorable sales mix and higher selling prices of $18.3 million and a sales volume increase of $6.7 million.

The Company reported net earnings for the fiscal nine months ended December 28, 2013 of $14.8 million, or $1.32 per diluted share, compared to $37.5 million, or $3.19 per diluted share for the same period in the prior year. In the nine months ended December 28, 2013, net sales increased $45.1 million, or 4.5% to $1,046.4 million. The increase in net sales is attributable to higher sales volume of $46.0 million partially offset by lower selling prices/unfavorable sales mix of $0.9 million.

Excluding a non-cash after-tax LIFO charge of $5.0 million, net earnings per diluted share were $1.06 during the quarter ended December 28, 2013 versus $1.39 during the quarter ended December 29, 2012, which included a non-cash LIFO charge of $0.8 million. Excluding a non-cash after-tax LIFO charge of $14.4 million, net earnings per diluted share were $2.61 during the nine months ended December 28, 2013, compared to $3.13 during the nine months ended December 29, 2012 which included a non-cash LIFO credit of $0.8 million.

About Seneca Foods Corporation
Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Aunt Nellie’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company’s historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	December 28, 2013		December 29, 2012
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$6.8	$0.61	$14.8	$1.32

LIFO charge, after tax at statutory federal rate	$5.0	$0.45	$0.8	$0.07

Net earnings, excluding LIFO impact	$11.8	$1.06	$15.6	$1.39

Diluted weighted average common shares outstanding
(in thousands)		10,815		10,838

	Nine Months Ended
	December 28, 2013		December 29, 2012
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$14.8	$1.32	$37.5	$3.19

LIFO charge (credit), after tax at statutory federal rate	$14.4	$1.29	$(0.8)	$(0.06)

Net earnings, excluding LIFO impact	$29.2	$2.61	$36.7	$3.13

Diluted weighted average common shares outstanding
(in thousands)		10,820		11,347

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Nine Months Ended
EBITDA and FIFO EBITDA:	December 28, 2013	December 29, 2012
	(In thousands)

Net earnings	$14,796	$37,502
Income taxes expense	1,518	20,415
Interest expense, net of interest income	4,799	5,257
Depreciation and amortization	17,543	17,182
Interest amortization	(226)	(225)
EBITDA	38,430	80,131
LIFO charge (credit)	22,111	(1,176)
FIFO EBITDA	$60,541	$78,955

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended December 28, 2013 and December 29, 2012
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013

Net sales	$477,694	$452,731	$1,046,449	$1,001,375

Plant restructuring expense (note 2)	$-	$2,510	$501	$2,510

Other operating expense (income) net (note 3)	$365	$(38)	$(423)	$(330)

Operating income (note 1)	$10,542	$23,975	$21,113	$63,174
Interest expense, net	1,424	1,943	4,799	5,257
Earnings before income taxes	$9,118	$22,032	$16,314	$57,917

Income taxes expense	2,272	7,242	1,518	20,415

Net earnings	$6,846	$14,790	$14,796	$37,502

Earnings attributable to common stock (note 4)	$6,622	$14,265	$14,307	$36,188

Basic earnings per share	$0.62	$1.32	$1.33	$3.21

Diluted earnings per share	$0.61	$1.32	$1.32	$3.19

Weighted average shares outstanding basic	10,742,912	10,767,027	10,747,715	11,276,024

Weighted average shares outstanding diluted	10,814,832	10,838,890	10,819,635	11,347,887

Note 1: The effect of the LIFO inventory valuation method on third quarter pre-tax results was to decrease operating earnings by $7,676,000 for the three month period ended December 28, 2013 and decrease operating earnings by $1,268,000 for the three month period ended December
29, 2012. The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to decrease operating earnings by
$22,111,000 for the nine month period ended December 28, 2013 and increase operating earnings by $1,176,000 for the nine month period ended December 29, 2012.
Note 2: The nine month period ended December 28, 2013 included a restructuring charge for product rationalization costs of $501,000 and $2,510,000 for the nine month period ended December 29, 2012.
Note 3: Other income for the current year of $423,000 represents a net gain on the sale of unused fixed assets of $348,000 and a gain of $75,000 to adjust the bargain purchase gain on the Sunnyside acquisition.
Other income for the prior year of $330,000 represents a net gain on the sale of unused fixed assets.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for each period presented. Common and participating shares totaled 11,095,341 as of December 28, 2013.

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